Registration No. 333-3022

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    Form S-3
                         Post-Effective Amendment No. 1
                                       to
                             Registration Statement
                                     under
                           The Securities Act of 1933
            --------------------------------------------------------
                         BOSTON SCIENTIFIC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                                04-2695240
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                          ONE BOSTON SCIENTIFIC PLACE
                        NATICK, MASSACHUSETTS 01760-1537
                                 (508) 650-8000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
            --------------------------------------------------------

                                PAUL W. SANDMAN
              Senior Vice President, Secretary and General Counsel
                         BOSTON SCIENTIFIC CORPORATION
                          One Boston Scientific Place
                        Natick, Massachusetts 01760-1537
                                 (508) 650-8000
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement has become effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

            --------------------------------------------------------


     This post-effective amendment removes from registration 2,605,347 issued shares of Common Stock, par value $.01 per share ("Common Stock"), of Boston Scientific Corporation, issued in connection with the acquisition by Boston Scientific Corporation of EP Technologies, Inc. and Meadox Medicals, Inc., consisting of all of the shares of Common Stock originally registered pursuant to this Registration Statement which remain unsold pursuant to such Registration Statement as of the date of the filing of this post-effective amendment. The registration is hereby terminated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, Massachusetts, on this 29th day of October, 1998.


                                       BOSTON SCIENTIFIC CORPORATION



                                       By: /s/ Lawrence J. Knopf
                                           --------------------------------
                                           Lawrence J. Knopf
                                           Vice President and
                                           Assistant General Counsel

Signature                          Title                                Date

--------------                     --------                             -------

/s/  John E. Abele*                Director, Founder, Chairman          October 29, 1998
---------------------
John E. Abele


/s/  Charles J. Aschauer, Jr.*     Director                             October 29, 1998
---------------------
Charles J. Aschauer, Jr.


/s/  Randall F. Bellows*           Director                             October 29, 1998
---------------------
Randall F. Bellows


/s/  Lawrence C. Best*             Senior Vice President - Finance      October 29, 1998
---------------------              and Administration and Chief
Lawrence C. Best                   Financial Officer (Principal
                                   Financial and Accounting Officer)


/s/  Joseph A. Ciffolillo*         Director                             October 29, 1998
---------------------
Joseph A. Ciffolillo


/s/  Joel L. Fleishman*            Director                             October 29, 1998
---------------------
Joel L. Fleishman


/s/  Lawrence L. Horsch*           Director                             October 29, 1998
---------------------
Lawrence L. Horsch


/s/  N. J. Nicholas, Jr.*          Director                             October 29, 1998
---------------------
N. J. Nicholas, Jr.


/s/  Pete M. Nicholas*             Director, Founder, Chief             October 29, 1998
---------------------              Executive Officer and Chairman of
Pete M. Nicholas                   the Board (Principal Executive
                                   Officer)


/s/  Dale A. Spencer*              Director                             October 29, 1998
---------------------
Dale A. Spencer



*By: /s/ Lawrence J. Knopf
     ------------------------
         Lawrence J. Knopf
         Attorney-in-Fact

